Exhibit 32.1

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Moog Inc. (the "Company") hereby certify that:

The Company's Annual Report on Form 10-K for the year ended September 27, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 10, 2003

/s/ Robert T. Brady
Robert T. Brady
Chief Executive Officer

/s/ Robert R. Banta

Robert R. Banta

Chief Financial Officer

This certification shall not be deemed "filed" for any purpose, nor shall it be deemed incorporated by reference into any filing, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless such incorporation is expressly referenced therein.